     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                        FIDELITY NATIONAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         86-0498599
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                    17911 Von Karman Avenue, Irvine, CA 92614
               (Address of Principal Executive Offices) (Zip Code)

                                 -------------

                    1996 OMNIBUS STOCK OPTION PLAN (GRANITE)
                            (Full title of the plan)

                                 -------------

                                M'Liss Jones Kane
                    Senior Vice President and General Counsel
                        Fidelity National Financial, Inc.
                    17911 Von Karman Avenue, Irvine, CA 92614
                     (Name and address of agent for service)

                                 (714) 622-4333
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000
                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE         OFFERING           AGGREGATE         AMOUNT OF
 TO BE REGISTERED     REGISTERED(1)      PRICE PER SHARE     OFFERING PRICE   REGISTRATION FEE
===============================================================================================
   Common Stock,
 $0.0001 par value    623,376 shares        21.38 (2)        $13,327,778(2)      $3,931.69
===============================================================================================

(1)Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1996 Omnibus Stock Option Plan (the "1996 Plan").

(2)In accordance with Rule 457(h), the aggregate offering price of the 623,376 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1996 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $21.38 per share. The options were assumed by the Registrant in connection with its acquisition of Granite Financial, Inc. on February 26, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed by Fidelity National Financial, Inc. (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed on March 31, 1997 and amended on April 30, 1997;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 (as filed on May 8, 1997), June 30, 1997 (as filed on August 6, 1997) and September 30, 1997 (as filed on November 13, 1997);

        (c) The Company's Current Reports on Form 8-K dated September 23, 1997, November 3, 1997, November 5, 1997, November 21, 1997 and February 26, 1998;

        (d) The Joint Proxy Statement/Prospectus, dated January 16, 1998, of the Company and Granite Financial, Inc., a copy of which was filed on January 20, 1998 pursuant to Rule 424(b) under the Securities Act of 1933; and

        (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director will not be liable for monetary damages for breach of the director's fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate a director's fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for (i) breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (ii) acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, (iii) any transaction from which the director derives an improper personal benefit, (iv) acts or omissions involving reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders, (v) acts or omissions that constitute an unexpected pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, (vi) improper transactions between a director and the Company, and (vii) improper distributions and loans to directors and officers. This provision does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

        In addition, the Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which requires the Company to indemnify them to the fullest extent permitted by law against certain losses they may incur in legal proceedings arising in connection with their services to the Company.

        Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The above discussion of the Registrant's Bylaws and Certificate of Incorporation and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and Certificate of Incorporation and the Delaware Law.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        The following exhibits are filed as part of this Registration Statement:

        Number               Description
        ------               -----------

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

         23.3 Consent of Ehrhardt Keefe Steiner & Hottman, PC, independent auditors, with respect to the consolidated financial statements of Granite Financial, Inc.

         24.1         Power of Attorney (included on signature page).

Item 9.  Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)    To include any prospectus required by Section 10
               (a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of March, 1998.


                                             FIDELITY NATIONAL FINANCIAL, INC.


                                             By:       WILLIAM P. FOLEY, II
                                                --------------------------------
                                                       William P. Foley, II
                                                       Chairman of the Board
                                                    and Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Fidelity National Financial, Inc., do hereby make, constitute and appoint William P. Foley, II, Andrew F. Puzder and Allen D. Meadows, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                               Title                        Date
            ---------                               -----                        ----
/s/  WILLIAM P. FOLEY, II                Chairman of the Board and
--------------------------------          Chief Executive Officer             March 20, 1998
     William P. Foley, II              (Principal Executive Officer)



/s/  ALLEN D. MEADOWS                 Executive Vice President and
--------------------------------          Chief Financial Officer             March 20, 1998
     Allen D. Meadows              (Principal Financial Officer and
                                           Accounting Officer)


/s/  FRANK P. WILLEY
--------------------------------         President and Director               March 20, 1998
     Frank P. Willey


 /s/   WILLIAM A. IMPARATO
--------------------------------                  Director                    March 20, 1998
       William A. Imparato


/s/      DONALD M. KOLL
--------------------------------                  Director                    March 20, 1998
         Donald M. Koll


/s/      DANIEL D. LANE
--------------------------------                  Director                    March 20, 1998
         Daniel D. Lane


/s/     STEPHEN C. MAHOOD
--------------------------------                  Director                    March 20, 1998
        Stephen C. Mahood


/s/     J. THOMAS TALBOT
--------------------------------                  Director                    March 20, 1998
        J. Thomas Talbot


/s/     CARY H. THOMPSON
--------------------------------                  Director                    March 20, 1998
        Cary H. Thompson

                                  EXHIBIT INDEX

   Exhibit                                                                       Sequential
   Number              Description                                               Page Number
  -------              -----------                                               -----------
    5.1                Opinion of Stradling, Yocca, Carlson & Rauth, a
                       Professional Corporation, Counsel to the Registrant.

   23.1                Consent of Stradling, Yocca, Carlson & Rauth, a
                       Professional Corporation (included in the Opinion filed as Exhibit 5.1).

   23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

   23.3 Consent of Ehrhardt Keefe Steiner & Hottman, PC, independent auditors, with respect to the consolidated financial statements of Granite Financial, Inc.

   24.1                Power of Attorney (included on signature page).